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PROXY

                            SFX BROADCASTING, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                      THE ANNUAL MEETING OF STOCKHOLDERS
                              November 22, 1996

   The undersigned hereby appoint(s) Robert F.X. Sillerman and Howard J. Tytel, or either of them, each with full power of substitution, as proxies to vote all shares of SFX Broadcasting, Inc. that the undersigned would be entitled to vote on all matters that may come before the 1996 Annual Meeting of Stockholders and any adjournments thereof.

   Returned proxy forms will be voted: (1) as specified on the matters listed on the reverse side of this form; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

   Your shares will not be voted unless your signed Proxy Form is returned to SFX Broadcasting, Inc. or you otherwise vote at the meeting.

                          (CONTINUED ON OTHER SIDE)





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                                 PLEASE MARK
                                 YOUR VOTES AS          [X]
                                 INDICATED IN
                                 THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE PROPOSALS RELATING TO:

5-ELECTION OF DIRECTORS
   Nominees:
   Robert F. X. Sillerman
   D. Geoffrey Armstrong
   Howard J. Tytel
   Richard A. Liese
   Thomas Benson
   John F. Catanzaro
   James F. O'Grady, Jr.
   Paul Kramer
   Edward F. Dugan

                WITHHELD
FOR             FOR ALL
[  ]            [  ]

____________________________________________________________________
 (withhold your vote for any nominee, write his name on the line provided)








1-To approve the Amended and Restated   FOR             AGAINST         ABSTAIN
Agreement and Plan of Merger, dated     [  ]            [  ]            [  ]
as of April 15, 1996, as amended,
among the Company, SFX Merger Company
and Multi-Market Radio, Inc. and the
merger contemplated thereby.

2-To approve an amendment to the        [  ]            [  ]            [  ]
Company's Restated Certificate of
Incorporation to authorize an
increase in the number of shares of
Class A Common Stock the Company is
authorized to issue from 10,000,000
shares to 100,000,000 shares.

FOR             AGAINST         ABSTAIN
[  ]            [  ]            [  ]




3-To approve                            FOR             AGAINST         ABSTAIN
an amendment to the                     [  ]            [  ]            [  ]
Company's Restated
Certificate of
Incorporation to authorize
an increase in the number
of shares of Class B Common
Stock the Company is
authorized to issue from
1,000,000 shares to
10,000,000 shares

4-To approve the issuance               [  ]            [  ]            [  ]
to Sillerman Communications
Management Corporation of a
warrant to purchase 300,000
of the Company's Class A
Common Stock at an initial
purchase price of $33.75
per share

6-To approve the Company's              [  ]            [  ]            [  ]
1996 Stock Option Plan and
the performance goal
included therein.

7-To ratify the appointment             [  ]            [  ]            [  ]
of Ernst & Young L.L.P. as
independent auditors of the
Company for the fiscal year
ended December 31, 1996






    Signature(s) _______________________________  Date ___________________

    NOTE: Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representive capacity should include their names and the capacity in which they sign.